As filed with the Securities and Exchange Commission on August 5, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aimmune Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	2834	45-2748244
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8000 Marina Blvd, Suite 300

Brisbane, CA 94005

(650) 614-5220

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Stephen G. Dilly, M.B.B.S., Ph.D.

President and Chief Executive Officer

Aimmune Therapeutics, Inc.

8000 Marina Blvd, Suite 300

Brisbane, CA 94005

(650) 614-5220

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Patrick A. Pohlen, Esq.	Stephen G. Dilly, M.B.B.S., Ph.D.	Bruce K. Dallas, Esq.
Brian J. Cuneo, Esq.	President and Chief Executive Officer	Stephen P. Salmon, Esq.
Latham & Watkins LLP	Aimmune Therapeutics, Inc.	Davis Polk & Wardwell LLP
140 Scott Drive	8000 Marina Blvd, Suite 300	1600 El Camino Real
Menlo Park, CA 94025	Brisbane, CA 94005	Menlo Park, CA 94025
Telephone: (650) 328-4600	Telephone: (650) 614-5220	Telephone: (650) 752-2000
Facsimile: (650) 463-2600	Facsimile: (650) 616-0075	Facsimile: (650) 752-2115

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-205501

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common Stock, $0.0001 par value per share	1,916,666 shares	$16.00	$30,666,656	$3,564.00

(1)	Represents only the additional number of shares being registered and includes 249,999 additional shares that the underwriters have the option to purchase. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, the amount being registered does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-205501)
(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The Registrant previously registered securities at an aggregate offering price not to exceed $153,333,328 on a Registration Statement on Form S-1 (File No. 333-205501), which was declared effective by the Securities and Exchange Commission on August 5, 2015. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $30,666,656 is hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.0001 per share, of Aimmune Therapeutics, Inc., a Delaware corporation, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1, as amended (File No. 333-205501) (the “Original Registration Statement”), which was declared effective by the Securities and Exchange Commission on August 5, 2015, are incorporated in this registration statement by reference. This registration statement is being filed solely to increase the amount of securities offered pursuant to the Original Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Brisbane, California on August 5, 2015.

Aimmune Therapeutics, Inc.

By:	/s/ Stephen G. Dilly
Stephen G. Dilly, M.B.B.S., Ph.D.
President and Chief Executive Officer

Power of Attorney

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Stephen G. Dilly	President, Chief Executive Officer and Director	August 5, 2015
	Stephen G. Dilly, M.B.B.S., Ph.D.	(Principal Executive Officer)

	/s/ Warren DeSouza	Chief Financial Officer	August 5, 2015
	Warren DeSouza	(Principal Financial and Accounting Officer)

	*	Director	August 5, 2015
Patrick Enright

	*	Director	August 5, 2015
Kathryn E. Falberg

	*	Director	August 5, 2015
Mark T. Iwicki

	*	Director	August 5, 2015
Mark D. McDade

	*	Director	August 5, 2015
Stacey D. Seltzer

*By:	/s/ Stephen G. Dilly
Stephen G. Dilly, M.B.B.S., Ph.D
Attorney-in-Fact

Exhibit Index

Exhibit No.	Description

1.1(1)	Form of Underwriting Agreement

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1(2)	Powers of Attorney

(1)	Previously filed as Exhibit 1.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-205501), originally filed with the Securities and Exchange Commission on July 6, 2015 and incorporated by reference herein.
(2)	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-205501), originally filed with the Securities and Exchange Commission on July 6, 2015 and incorporated by reference herein.